Exhibit 5.1

December 23, 2016

Celsion Corporation
997 Lenox Drive, Suite 100
Lawrenceville, NJ 08648

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-1 (the “Registration Statement”) being filed by Celsion Corporation, a Delaware corporation (the “Company”), on December 23, 2016 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration under the Securities Act of shares of Common Stock, $0.01 par value per share (the “Common Stock”) of the Company to be offered and sold at an aggregate price of up to $15,000,000 (the “Shares”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined and relied upon copies of the Registration Statement, the Company’s certificate of incorporation, as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s amended and restated bylaws, as in effect on the date hereof (the “Bylaws”) and the resolutions adopted by the board of directors of the Company relating to the Registration Statement and the issuance of the Shares by the Company (the “Resolutions”). We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Sidley Austin (CA) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares will be validly issued, fully paid and non-assessable when (i) the Registration Statement has become effective under the Securities Act; (ii) the Company’s board of directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of the Shares as contemplated by the Registration Statement; and (iii) certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof, or, if any Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the par value thereof.

For purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any Shares, the Certificate of Incorporation, the Bylaws and the Resolutions will not have been modified or amended and will be in full force and effect, that the consideration paid for each of the Shares will not be less than the par value thereof and that there will be a sufficient number of Shares authorized and then available for issuance under the Certificate of Incorporation.

This opinion letter is limited to the General Corporation Law of the State of Delaware. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP